As filed with the U.S. Securities and Exchange Commission on February 6, 2026

Registration No. 333-236207
Registration No. 333-237737
Registration No. 333-252562
Registration No. 333-260267
Registration No. 333-262160
Registration No. 333-268863
Registration No. 333-273251
Registration No. 333-275862
Registration No. 333-278561
Registration No. 333-282811

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-236207
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-237737
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-252562
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-260267
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-262160
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-268863
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-273251
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-275862
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-278561
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-282811

FORM S-3
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Mandarello
Chief Legal Officer & Head of Strategy & Operations
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Richard Raymer
Dorsey & Whitney LLP
66 Wellington St. W, Suite 3400
Toronto, ON M5K 1E6, Canada
416 367-7388

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments relate to the following Registration Statements of Venus Concept Inc. (the “Company”) on Form S-3 (collectively, the “Registration Statements”):

•
Registration Statement on Form S-3 (File No. 333-236207) filed with the Securities and Exchange Commission on January 31, 2020 and declared effective on February 12, 2020, registering the offer and sale of up to 99,262 shares of common stock, $0.001 par value per share (“Common Stock”), which includes (i) 75,492 shares of Common Stock and (ii) 23,770 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase Common Stock (after giving effect to the 1-for-11 reverse stock split of the Common Stock effective on March 4, 2025 (the “2025 Reverse Stock Split”) and the 1-for-15 reverse stock split of the Common Stock effective on May 11, 2023 (the “2023 Reverse Stock Split,” and together with the 2025 Reverse Stock Split, the “Reverse Stock Splits”)), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-237737) filed with the Securities and Exchange Commission on April 17, 2020 and declared effective on May 14, 2020, registering the offer and sale of up to 94,395 shares of Common Stock, which includes (i) 13,940 shares of Common Stock, (ii) 40,000 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, par value $0.0001 per share, and (iii) 40,455 shares of Common Stock issuable upon exercise of certain outstanding warrants to purchase Common Stock (after giving effect to the Reverse Stock Splits), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-252562) filed with the Securities and Exchange Commission on January 29, 2021 and declared effective on February 8, 2021, registering the offer and sale of up to 49,782 shares of Common Stock, issuable upon conversion of the Company’s 8% secured subordinated convertible notes (after giving effect to the Reverse Stock Splits) from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-260267) filed with the Securities and Exchange Commission on October 15, 2021 and declared effective on October 25, 2021, registering (A) $55,047,990.59 in aggregate of the following securities (i) common stock, (ii) Preferred Stock, (iii) Debt Securities, (iv) Warrants and (v) units comprised of any of the foregoing securities, (B) the issuance and sale of up to $22,610,490.59 of shares of Common Stock sold to Lincoln Park Capital Fund, LLC pursuant to the purchase agreement, dated as of June 16, 2020 and (C) the offer and sale of up to 31,902 shares of Common Stock, issuable upon exercise of certain outstanding warrants to purchase Common Stock (after giving effect to the Reverse Stock Splits) from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-262160) filed with the Securities and Exchange Commission on January 14, 2022, and declared effective on January 24, 2022, registering the offer and sale of up to 82,420 shares of Common Stock, including (a) 59,445 shares of Common Stock and (b) 22,975 shares of Common Stock issuable upon conversion of shares of our nonvoting convertible preferred stock, $0.0001 par value per share (after giving effect to the Reverse Stock Splits), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-268863) filed with the Securities and Exchange Commission on December 19, 2022 and declared effective on December 23, 2022, registering the offer and sale of up to 203,638 shares of Common Stock, including (a) 10,607 shares of Common Stock and (b) 193,031 shares of Common Stock issuable upon conversion of outstanding shares of the Company’s voting convertible preferred stock, $0.0001 par value per share (after giving effect to the Reverse Stock Splits), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-273251) filed with the Securities and Exchange Commission on July 14, 2023, as amended on November 22, 2023, and declared effective on December 20, 2023, registering the offer and sale of up to 189,311 shares of Common Stock, issuable upon conversion of shares of the Company’s senior convertible preferred stock, $0.0001 par value per share (after giving effect to the 2025 Reverse Stock Split), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-275862) filed with the Securities and Exchange Commission on December 1, 2023, and declared effective on December 20, 2023, registering the offer and sale of up to 111,763 shares of Common Stock, issuable upon conversion of outstanding shares of the Company’s Series X Convertible Preferred Stock, $0.0001 par value per share (after giving effect to the 2025 Reverse Stock Split), from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-278561) filed with the Securities and Exchange Commission on April 8, 2024, and declared effective on April 17, 2024, registering the offer and sale of up to 149,339 shares of Common Stock, of which 145,339 shares of Common Stock are issuable upon conversion of $2,000,000 in aggregate principal amount of secured subordinated convertible notes (the “Notes”) and 4,120 shares of Common Stock are issuable to pay accrued interest on the Notes as of the date of this registration statement on Form S-3 (File No. 333-278561) (after giving effect to the 2025 Reverse Stock Split) from time to time in one or more offerings by the selling securityholders named therein

•
Registration Statement on Form S-3 (File No. 333-282811) filed with the Securities and Exchange Commission on October 24, 2024, and declared effective on November 1, 2024, registering up to $30,368,647.94 in aggregate of the following securities (i) common stock, (ii) Preferred Stock, (iii) Debt Securities, (iv) Warrants and (v) units comprised of any of the foregoing securities

As previously disclosed, on January 20, 2026, the Board of Directors of the Company approved a plan to voluntarily delist the Company’s common stock from the Nasdaq Capital Market, suspend its duty to file periodic reports and other information with the SEC, and terminate its registration of Common Stock under U.S. federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on February 6, 2026.

VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.